N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Global Asset Management
Trust
QS Batterymarch U.S. Small
Capitalization Equity Fund
Item 77I(a) :Terms of new or
amended securities

In response to Sub-Items 77I(a),
the Registrant incorporates by
reference the supplement to the
fund's Prospectus, Summary
Prospectus and Statement of
Additional Information as filed
with the Securities and Exchange
Commission pursuant to Rule 497 of
the Securities Act of 1933 on
November 25, 2015 (Accession No.
0001193125-15-387202).  The
Registrant  also incorporates by
reference Post-Effective Amendment
No. 93 to Form N-1A filed on April
20, 2015  pursuant to Rule 485(b)
of the Securities Act of 1933
(Accession No. 0001193125-15-
138065).